EXHIBIT 10.3



                              EMPLOYMENT AGREEMENT

                                      among

                            WKI HOLDING COMPANY, INC.

                                       and

                                DOUGLAS S. ARNOLD

                              EMPLOYMENT AGREEMENT
                              --------------------

                                    Recitals
                                    --------

     This EMPLOYMENT AGREEMENT (the "Agreement") among WKI Holding Company,
                                     ---------
Inc., a Delaware corporation ("Company"), and Douglas S. Arnold ("Executive")
                               -------                            ---------
shall be effective as of February 10, 2003 (the "Agreement Date").
                                                 --------------

     WHEREAS, the Company desires to employ Executive to serve as the Vice President of Human Resources of the Company, upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises (which are deemed to be an integral part of this Agreement) and the mutual covenants, representations, warranties and agreements contained herein, the Company and Executive hereby agree as follows:

                           Article I.     DEFINITIONS

     The terms set forth below have the following meanings (such meanings to be applicable to both the singular and plural forms, except where otherwise expressly indicated):

     1.1 "Accrued Annual Bonus" means the amount of any Annual Bonus earned but
          --------------------
     not yet paid with respect to the Fiscal Year ended prior to the Date of Termination.

     1.2 "Accrued Base Salary" means the amount of Executive's Base Salary which
          -------------------
     is earned but not yet paid as of the Date of Termination.

     1.3     "Agreement" is defined in the Recitals to this Agreement.
              ---------

     1.4     "Agreement Date" is defined in the Recitals to this Agreement.
              --------------

     1.5     "Anniversary Date" means any annual anniversary of the Agreement
              ----------------
              Date.

     1.6     "Annual Bonus" is defined in Section 4.2(a).
              ------------

     1.7     "Base Salary" is defined in Section 4.1.
              -----------

     1.8     "Beneficiary" is defined in Section 8.8.
              -----------

     1.9     "Cause" means any of the following:
              -----

              (a) Executive's commission of a misdemeanor involving fraud, dishonesty, or moral turpitude, or of a felony,

              (b) Executive's willful or intentional material breach of his material obligations under this Agreement,

              (c) willful or intentional material misconduct by Executive in the performance of his duties under this Agreement, or

              (d) the willful or intentional failure by Executive to materially comply (to the best of his ability) with a specific, written direction of the Chief Executive Officer of the Company that is not inconsistent with this Agreement and Executive's responsibilities hereunder, provided that such refusal or failure
              (i) is not cured to the best of Executive's ability within ten
              (10) business days after the delivery of such direction to Executive and (ii) is not based on Executive's good faith belief, as expressed by written notice to the Chief Executive Officer of the Company given within such ten (10) business day period, that the implementation of such direction of the Chief Executive Officer of the Company would be unlawful or unethical.

     1.10     "Change of Control" means any one or more of the following events:
               -----------------

              (a) any person (as such term is used in Rule 13d-5 under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than any Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, becomes the beneficial owner in the aggregate of more than thirty-five percent (35%) of the Voting Securities;

              (b) individuals who constitute the initial board of directors of the Company as of January 31, 2003 (the "Reorganized Incumbent
                                                       ---------------------
              Board") cease for any reason to constitute more than sixty-six and
              -----
              two-thirds percent (66-2/3%) of the members of the board of directors of the Company; provided that any individual who becomes a director after January 31, 2003 whose election or nomination for election by the Company shareholders, was approved by more than sixty-six and two-thirds percent (66-2/3%) of the members of the Reorganized Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), "tender offer" (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below in clause (c) of this Section 1.11)) shall be deemed to be members of the Reorganized Incumbent Board;

              (c) consummation of a merger, reorganization, consolidation, or similar transaction (any of the foregoing, a "Merger") unless the
                                                            ------
              Persons who were the beneficial owners of the Voting Securities immediately before such Merger, are the beneficial owners, immediately after such Merger, directly or indirectly, in the aggregate, of more than sixty percent (60%) of the common stock and any other voting securities of the entity resulting from such Merger in substantially the same relative proportions as they owned the Voting Securities immediately before the Merger;

              (d) consummation of a sale of all or substantially all of the assets of the Company (a "Sale") unless the Persons who were the
                                        ----
              beneficial owners of the Voting Securities immediately before such Sale, are the beneficial owners, immediately after such Sale, directly or indirectly, in the aggregate, of more than sixty percent (60%) of the common stock and any other voting securities of the entity or entities that own such assets immediately after the Sale; or

              (e) The board of directors of the Company or the shareholders of the Company, as applicable, approve a plan of liquidation of the Company or World Kitchen, Inc.

     Notwithstanding the foregoing, there shall not be a Change of Control if, in advance of (or subsequent to) such event, Executive agrees in writing that such event shall not constitute a Change of Control.

     1.11     "Code" means the Internal Revenue Code of 1986, as amended from
               ----
     time to time.

     1.12     "Compensation Committee" means the compensation committee of the
               ----------------------
     WKI Board, composed exclusively of non-employee directors.

     1.13     "Date of Termination" means the effective date of a Termination of
               -------------------
     Employment for any reason, including death or Disability, whether by the Company or by Executive.

     1.14     "Disability" means a mental or physical condition which renders
               ----------
     Executive unable or incompetent to carry out the material job responsibilities which Executive held or the material duties to which Executive was assigned at the time the disability was incurred, which has existed for at least three (3) calendar months and which in the opinion of a physician mutually agreed upon by the Company and Executive (provided that the parties shall not unreasonably withhold such agreement) is expected to be permanent or to last for an indefinite duration or a duration in excess of six (6) calendar months.

     1.15     "Employment Period" is defined in Article III.
               -----------------

     1.16     "Exchange Act" means the United States Securities Exchange Act of
               ------------
     1934, as amended, or any federal statute or statutes which shall be enacted to take its place, together with all rules and regulations promulgated thereunder.

     1.17     "Excise Tax" means the excise tax imposed by Section 4999 of the
               ----------
     Code, together with any interest or penalties imposed with respect to such excise tax.

     1.18     "Executive" is defined in the Recitals to this Agreement.
               ---------

     1.19     "Fiscal Year" means the calendar year period beginning each
               -----------
     January 1 and ending each December 31.

     1.20     "Good Reason" means the occurrence of any one of the following
               -----------
     events unless Executive specifically consents to such event in writing:

              (a) any material breach of the Agreement by the Company of any of their material obligations under this Agreement, including any of the following occurrences which shall be deemed to constitute a material breach of their material obligations:

                   (i) failure to pay Base Salary as required by Section 4.1 or
              Annual Bonus as required by Section 4.2;

                   (ii) failure to pay or provide material benefits under
              Article VI of this Agreement; or

                   (iii) any substantial adverse change in the position,
              responsibilities, and duties of Executive as compared to Executive's position, responsibilities and duties as set forth in
              Section 2.1,

              (b) the failure of the Company to assign this Agreement to a successor, as applicable, or the failure of such successor to explicitly assume and agree to be bound by this Agreement

     1.21     "including" means including without limitation.
               ---------

     1.22     "Interest Rate" means the prime commercial lending rate announced
               -------------
     by JPMorgan Chase Bank on the date an amount is to be determined hereunder or, if no such rate shall be announced on such date, the immediately prior date on which JPMorgan Chase Bank announced such a rate; provided, however, that if the interest rate determined in accordance with this Section 1.22 exceeds the highest legally permissible interest rate, then the Interest Rate shall be the highest legally-permissible interest rate.

     1.23     "Maximum Annual Bonus" is defined in Section 4.2(b).
               --------------------

     1.24     "Maximum Annual Goals" is defined in Section 4.2(b).
               --------------------

     1.25     "Maximum Percentage" is defined in Section 4.2(b).
               ------------------

     1.26     "Payment" shall mean any payment or distribution in the nature of
               -------
     compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Executive, whether paid or payable pursuant to this Agreement or otherwise.

     1.27     "Person" means any individual, sole proprietorship, partnership,
               ------
     joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

     1.28     "Prorata Annual Bonus" means (a) the product of the Target Annual
               --------------------
     Bonus for the Fiscal Year that includes the Date of Termination multiplied by (b) a fraction, the numerator of which is the number of days which have elapsed in the Fiscal Year through the Date of Termination and the denominator of which is 365.

     1.29     "Severance Period" means two (2) years from the Date of
               ----------------
     Termination.

     1.30     "Stock" means the shares of common stock, par value $0.01 per
               -----
     share, of the Company.

     1.31     "Subsidiary" means, with respect to any Person, (a) any
               ----------
     corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person, or (b) any partnership, limited liability company or other entity in which such Person has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

     1.32     "Target Annual Bonus" is defined in Section 4.2(b).
               -------------------

     1.33     "Target Annual Goals" is defined in Section 4.2(b).
               -------------------

     1.34     "Target Percentage" is defined in Section 4.2(b).
               -----------------

     1.35     "Taxes" means the incremental United States federal, state and
               -----
     local income, excise and other taxes payable by Executive with respect to any applicable item of income.

     1.36      "Termination for Good Reason" means a Termination of Employment
                ---------------------------
     by Executive for a Good Reason during the Employment Period.

     1.37     "Termination of Employment" means a termination by the Company or
               -------------------------
     by Executive of Executive's employment by the Company.

     1.38     "Termination Without Cause" means a termination of Executive by
               -------------------------
     the Company for any reason other than Cause or Executive's death or Disability during the Employment Period.

     1.39     "Value" of a Payment shall mean the economic present value of a
               -----
     Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.

     1.40     "Voting Securities" means any of the securities of the Company
               -----------------
     entitled to vote generally in the election of the directors of the Company.

     1.41     "WKI Board" means the board of directors of the Company.
               ---------

                  Article II.     POSITION AND RESPONSIBILITIES

     2.1     Duties.  During the Employment Period, the Company shall employ the
             ------
     Executive as its Vice President of Human Resources. During the Employment Period, Executive shall devote substantially all of his business time, attention and effort to the affairs of the Company and the Subsidiaries and shall use his reasonable best efforts to promote the best interests of the Company and the Subsidiaries. Executive shall be responsible for such functions and operations as assigned to him from time to time by the Chief Executive Officer of the Company. Executive shall report on all functions and operations within the scope of his responsibilities to the Chief Executive Officer of the Company. During the Employment Period, and excluding any periods of disability, vacation, or sick leave to which Executive is entitled, Executive agrees to devote his full attention and time to the business and affairs of the Company and the Subsidiaries.

     2.2     Other Activities.  Executive may serve on corporate, civic or
             ----------------
     charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions, or manage personal investments, provided that such activities do not individually or in the aggregate materially interfere with the performance of Executive's duties under this Agreement.

                       Article III.     EMPLOYMENT PERIOD

     3.1     Employment Period.
             -----------------

             (a) Subject to the termination provisions hereinafter provided, the initial term of Executive's employment under this Agreement (the "Employment Period") shall commence on the Agreement Date and end
              -----------------
             on the Anniversary Date which is three (3) years after the Agreement Date (the "Initial Term"); provided, however, that as of
                                  ------------
             the date that is six (6) months before the end of the Initial Term, the Employment Period will automatically be extended through the Anniversary Date that is five years after the Agreement Date, unless one party has previously provided the other with a notice that such extension shall not take place (a "Notice of Non-Extension"). The period from the end of the Initial Term through such fifth Anniversary Date is referred to as the "Extension Period".
              ----------------

             (b) Notwithstanding the foregoing, (i) if either party timely delivers a written Notice of Non-Extension to the other in accordance with the provisions of Subsection (a) hereof, this Agreement and the Employment Period shall automatically terminate at the end of the Initial Term and (ii) this Agreement and the Employment Period shall automatically terminate at the end of the Employment Period.

                          Article IV.     COMPENSATION

     4.1     Salary.  The Company shall pay Executive in accordance with the
             ------
     normal payroll practices of the Company an annual salary at a rate of $275,000 per year ("Base Salary"). During the Employment Period, the Base
                         -----------
     Salary shall be reviewed at least annually and may be increased (but not decreased) from time to time as shall be determined by the WKI Board or the Compensation Committee. Any increase in Base Salary shall not limit or reduce any other obligation of the Company to Executive under this Agreement. Once Base Salary shall have been increased, it shall be treated for all purposes of this Agreement as Executive's Base Salary. Base Salary shall not be decreased at any time without the express written consent of Executive.

     4.2     Annual Bonus.
             ------------

             (a) Executive shall be eligible to earn an annual cash bonus ("Annual Bonus") in accordance with the terms hereof for each
               ------------
             Fiscal Year which begins during the Employment Period.

             (b) The WKI Board or the Compensation Committee, as applicable, (collectively, the "Board or Committee") shall establish
                                 ------------------
             performance goals, the achievement of which will determine the amount of the Executive's annual bonuses for the 2003 Fiscal Year and later Fiscal Years that end during the Employment Period. In the case of the 2003 Fiscal Year, performance goals shall be set by the Board or Committee as soon as practicable after the Agreement Date. Performance goals for other Fiscal Years shall be established annually by the Board or Committee, after consultation with the Executive, within ninety (90) calendar days after the first day of the applicable Fiscal Year. If Executive achieves the target level of such performance goals (the "Target Annual Goals"), as
                                             -------------------
             determined by the Board or Committee, his Annual Bonus for that Fiscal year shall be equal to fifty percent (50%) (the "Target
                                                                     ------
             Percentage") of Executive's Base Salary (the "Target Annual
             ----------                                    -------------
             Bonus"). If Executive achieves the maximum level of such
             -----
             performance goals ("Maximum Annual Goals") for any such Fiscal
                                 --------------------
             year, as determined by the Board or Committee, his Annual Bonus for that Fiscal Year shall be one hundred percent (100%) (the "Maximum
                                                                        -------
             Percentage") of Executive's Base Salary (the "Maximum Annual
             ----------                                    --------------
             Bonus"). The Annual Bonus for any Fiscal Year may exceed the
             -----
             Maximum Annual Bonus at the discretion of the Board or Committee. The Target Percentage and the Maximum Percentage may be increased by the Board or Committee, from time to time, but may not be decreased below the above specified percentages of Executive's Base Salary without the express written consent of Executive. If Executive achieves a level of performance which falls between the Target Annual Goals and the Maximum Annual Goals, linear interpolation shall be applied to determine Executive's Annual Bonus for such year. Notwithstanding the foregoing, for the 2003 Fiscal Year, Executive's Target Annual Bonus shall be equal to fifty percent (50%) of Executive's Base Salary (or $137,500). Executive shall be guaranteed an Annual Bonus for the 2003 Fiscal Year of not less than $68,750, provided he remains actively employed by the Company through December 31, 2003.

             (c) Except as described in the following sentence, the Company shall pay the entire Annual Bonus that is payable with respect to a Fiscal Year in a lump sum cash payment as soon as practicable after the Board or Committee determines whether and the degree to which Maximum Annual Goals or Target Annual Goals have been achieved following the close of such Fiscal Year. Any such Annual Bonus shall in any event be determined and paid within ninety (90) calendar days after the end of the Fiscal Year; provided, however, that the guaranteed $68,750 Annual Bonus for the 2003 Fiscal Year shall be paid on January 2, 2004.

     4.3     Hiring Bonus.  The Company shall pay the Executive a hiring bonus
             ------------
     in the amount of $30,000, payable as soon as practicable following the Agreement Date.

                   Article V.     PARTICIPATION IN EQUITY PLAN

     5.1 Executive and the Company agree that Executive shall be a participant in the WKI Holding Company, Inc. Stock Option Plan (the "Equity Plan") on terms and conditions mutually agreeable to the Executive and the Compensation Committee. Executive and the Company agree that the parties shall negotiate in good faith to establish appropriate terms for the reservation and authorization for the issuance of Stock under the Equity Plan with respect to Executive.

                    Article VI.     BENEFITS AND PERQUISITES

     6.1     Benefit Plans and Perquisites.
             -----------------------------

             (a) Executive shall be entitled to participate in the welfare benefit plans and programs and perquisites of the Company on terms not less favorable than those in effect for other senior executives of the Company from time to time; provided, that Executive shall not be covered by any severance plan, program or policy during the Employment Period.

             (b) Executive shall be entitled to participate in the retirement and savings benefit plans and programs of the Company on terms not less favorable than those in effect for other senior executives of the Company from time to time.

             (c) Without limiting the generality of the foregoing, during the Employment Period, Executive shall receive a cash benefits allowance of $35,000 per year, which amount shall be paid (in arrears) no later than January 31 of the following year.

             (d) Executive shall also be entitled to participate in the long-term incentive compensation plan of the Company, as in effect from time to time.

     6.2     Expenses.  During the Employment Period, Executive shall be
             --------
     entitled to receive prompt reimbursement for all reasonable employment-related expenses incurred by Executive upon the receipt by the Company of an accounting for such expenses in accordance with the practices, policies and procedures applicable to other senior executives of the Company.

     6.3     Office; Support Staff.  During the Employment Period, Executive
             ---------------------
     shall be entitled to an office, and to secretarial and other assistance, appropriate to his position and duties under this Agreement.

                      Article VII.     TERMINATION BENEFITS

     7.1     Termination for Other Than for Good Reason, Death or Disability,
             ----------------------------------------------------------------
     or At or After End of Employment Term.
     -------------------------------------

             (a) If Executive terminates his employment during the Employment Term other than for Good Reason, death or Disability, the Company shall pay to Executive as soon as reasonably possible but in no event later than thirty (30) calendar days after the Date of Termination an amount equal to the sum of Executive's Accrued Base Salary and Accrued Annual Bonus. The respective provisions of any benefit plans or perquisite programs in which Executive participates shall govern whether Executive shall be entitled to any benefits under such plans or programs.


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
             (b) If the Executive's employment is terminated at or after the end of the Employment Period for any reason (whether by Executive or the Company), including, without limitation, by virtue of the Company providing a Notice of Non-Extension to the Executive, (i) the Company shall pay to Executive as soon as reasonably possible but in no event later than thirty (30) calendar days after the Date of Termination an amount equal to the sum of Executive's Accrued Base Salary and Accrued Annual Bonus and (ii) the respective provisions of any benefit plans or perquisite programs in which Executive participates shall govern whether Executive shall be entitled to any benefits under such plans or programs. Notwithstanding the foregoing, in the event that the Executive's employment is terminated, for reasons other than cause, after the end of the Employment Period under circumstances which would otherwise entitle him to receive severance benefits under a severance plan or policy of the Company in effect as such time, the amount of the Executive's severance pay payable under such plan or policy shall in no event be less than one (1) year's Base Salary (as in effect at termination), payable in accordance with the terms of, and subject to the conditions of, such plan or policy.

     7.2     Termination for Cause.  If the Company terminates Executive's
             ---------------------
     employment for Cause, the Company shall pay to Executive as soon as reasonably possible but in no event later than thirty (30) calendar days after the Date of Termination an amount equal to the Executive's Accrued Base Salary. In addition, the respective provisions of any benefit plans or perquisite programs in which Executive participates shall govern whether Executive shall be entitled to any benefits under such plans or programs; provided, however, that in no event shall the Executive be entitled to receive any Accrued Annual Bonus (or similar payment) if his employment is terminated for Cause.

     7.3     Termination for Death or Disability.  If, before the end of the
             -----------------------------------
     Employment Period, Executive's employment terminates due to his death or Disability, the Company shall pay to Executive or his Beneficiaries, as the case may be, as soon as reasonably possible but in no event later than thirty (30) calendar days after the Date of Termination, an amount which is equal to the sum of Executive's Accrued Base Salary and Accrued Annual Bonus. Further, if the Date of Termination occurs during the period commencing from July 1 through December 31 of any Fiscal Year, Executive or his Beneficiaries, as the case may be, shall be paid a Prorata Annual Bonus as soon as reasonably possible but in no event later than thirty (30) calendar days after the Date of Termination. The respective provisions of any benefit plans or perquisite programs in which Executive participates shall govern whether Executive or his Beneficiaries, as applicable, shall be entitled to any benefits under such plans or programs.

     7.4     Termination Without Cause or for Good Reason.
             --------------------------------------------

             (a) In the event of a Termination Without Cause or a Termination for Good Reason, Executive shall receive the following:

                   (i) as soon as reasonably possible but in no event later than thirty (30) calendar days after the Date of Termination, a lump sum amount in immediately available funds equal to the sum of Executive's Accrued Base Salary and Accrued Annual Bonus;

                   (ii) as soon as reasonably possible but in no event later
             than thirty (30) calendar days after the Date of Termination, a lump sum amount in immediately available funds equal to 120% of Executive's Base Salary;

                   (iii) if the Date of Termination occurs during the period
             commencing from July 1 through December 31 of any Fiscal Year, as soon as reasonably possible but in no event later than thirty (30) calendar days after the Date of Termination, a lump sum amount in immediately available funds equal to the Prorata Annual Bonus;

                   (iv) as soon as reasonably possible but in no event later
             than thirty (30) calendar days after the Date of Termination, a lump sum amount in immediately available funds equal to the total amount (if any) of Executive's unvested benefits under any plan or program sponsored by the Company providing deferred compensation or retirement benefits, that are forfeited on account of the Termination of Employment, and that would have vested, had Executive's employment continued through the end of the Severance Period;

                   (v) the medical and dental benefits referred to in Section
             6.1(a) to which Executive is entitled as of the Date of Termination through the Severance Period; and

                   (vi) as soon as reasonably possible but in no event later
             than thirty (30) calendar days after the Date of Termination, but without duplication of the foregoing, a lump sum cash payment equal to the present value (determined using the Interest Rate) of the amounts payable under Section 6.1(c) for the period from the Date of Termination through the Severance Period.

             (b) Executive's Termination of Employment shall not be considered to be for Good Reason unless:

                   (i) not more than ninety (90) calendar days after the
             occurrence (or if later, not more than ninety (90) calendar days after the Executive becomes aware) of the event or events alleged to constitute Good Reason, Executive provides the Company with written notice (the "Notice of Good Reason") of his intent to
                                  ---------------------
             consider the Termination for Good Reason, including a detailed description of the specific reasons which form the basis for such consideration, and demanding that such event or events be cured not later than ten (10) business days after the Company receives the Notice of Good Reason (the "Cure Period");
                                         -----------

                   (ii) the Company shall have failed to cure such event or
             events during the Cure Period; and

                   (iii) not more than ninety (90) calendar days following the expiration of the Cure Period, Executive shall have given the Company a second notice (a "Notice of Termination for Good Reason")
                                         -------------------------------------
             stating that such cure has not occurred
             and that as a result, Executive is terminating his employment for Good Reason on the date (after the end of the Cure Period) specified in the Notice of Termination for Good Reason. A Notice of Termination for Good Reason shall not be based upon any reason or reasons other than one or more reasons set forth in the Notice of Good Reason.

                         Article VIII.     MISCELLANEOUS

     8.1     Public Announcement.  The Company shall give Executive a reasonable
             -------------------
     opportunity to review and comment on any public announcement relating to this Agreement or Executive's employment by the Company.

     8.2     Approvals.  The Company represents and warrants to Executive that
             ---------
     it has taken all corporate action necessary to authorize this Agreement.

     8.3     Full Settlement.  The Company's obligations to make the payments
             ---------------
     provided for in this Agreement and otherwise to perform their obligations hereunder shall not be affected by any circumstances, including set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. Any claim which the Company may have against Executive, whether for a breach of this Agreement or otherwise, shall be brought in a separate action or proceeding and not as part of any action or proceeding brought by Executive to enforce any rights against the Company under this Agreement.

     8.4     No Mitigation.  In no event shall Executive be obligated to seek
             -------------
     other employment or to take any other action to mitigate the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned as a result of Executive's employment by another employer, except that any continued welfare benefits provided for by Section 7.4(a)(v) shall not duplicate any benefits that are provided to Executive and his family by such other employer and shall be secondary to any coverage provided by such other employer.

     8.5     Guarantee.  World Kitchen, Inc. agrees to guarantee the payment of
             ---------
     any liabilities under this Agreement.

     8.6     Liability Insurance and Indemnification.  The Company shall
             ---------------------------------------
     maintain directors' and officers' liability insurance for Executive while employed, and for a six (6) year period following Termination of Employment at a level equivalent to the most favorable and protective coverage for any active officer or director of the Company. The Company agrees to indemnify Executive for any job-related liability to the fullest extent permitted under applicable law, its by-laws, and other applicable indemnification agreements of the Company.

     8.7     Non-Solicitation.  In consideration of the benefits provided under
             ----------------
     this Agreement, Executive hereby agrees to be bound by the provisions of this Section. During the Employment Period and for a period of one (1) year after termination of employment for any reason, Executive shall not in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any Subsidiary or affiliate to quit or abandon his or her employment, or any customer, independent contractor, consultant, supplier or vendor of the Company Business to quit or abandon its relationship for any purpose whatsoever. For purposes of this Section, "Company Business" means the development, manufacture or purchase from third parties and marketing of consumer bakeware, dinnerware, kitchen and household tools, rangetop cookware and cutlery products.

     8.8     Enforcement.
             -----------

             (a) If Executive incurs legal, accounting, expert witness or other fees and expenses in an effort to establish, in connection with any dispute with the Company, Executive's entitlement to compensation and benefits under this Agreement, the Company shall, to the extent Executive is successful in such dispute, reimburse Executive for such fees and expenses, to the extent the incurrence and amount thereof are reasonable, and shall pay Executive a Tax Gross-Up Payment in respect of the Taxes incurred by Executive with respect to such reimbursement of fees and expenses. The Company shall reimburse Executive for such fees and expenses on a monthly basis upon Executive's request for reimbursement accompanied by evidence that the fees and expenses were incurred.

             (b) If the Company fails to pay any amount provided under this Agreement when due, the Company shall pay interest on such amount at a rate equal to the Interest Rate.

     8.9     Beneficiary.  If Executive dies prior to receiving all of the
             -----------
     amounts payable to him in accordance with the terms and conditions of this Agreement, such amounts shall be paid to the beneficiary ("Beneficiary")
                                                                -----------
     designated by Executive in writing to the Company during his lifetime, or if no such Beneficiary is designated, to Executive's estate. Such payments shall be made in a lump sum to the extent so payable and, to the extent not payable in a lump sum, in accordance with the terms of this Agreement. Executive, without the consent of any prior Beneficiary, may change his designation of Beneficiary or Beneficiaries at any time or from time to time by submitting to the Company a new designation in writing.

     8.10     Assignment; Successors.  The Company may not assign its or their
              ----------------------
     rights and obligations under this Agreement without the prior written consent of Executive except to a successor to its business. This Agreement shall be binding upon and inure to the benefit of Executive, his estate and Beneficiaries, the Company, and the successors and permitted assigns of the Company.

     8.11     Nonalienation.  Except as otherwise expressly provided herein,
              -------------
     benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

     8.12     Severability.  If all or any part of this Agreement is declared by
              ------------
     any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any provision so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such provision to the fullest extent possible while remaining lawful and valid.

     8.13     Amendment; Waiver.  This Agreement shall not be amended or
              -----------------
     modified except by written instrument executed by the Company, World Kitchen, Inc. and Executive. A waiver of any term, covenant or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant or condition, and any waiver of any default in any such term, covenant or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant or condition.

     8.14     Notices.  All notices hereunder shall be in writing and delivered
              -------
     by hand, by nationally-recognized delivery service that guarantees overnight delivery, or by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company, to:

               11911 Freedom Drive
               One Fountain Square
               Reston, Virginia  20190
               Attention:  Chief Executive Officer

          If to Executive, to:

               Douglas S. Arnold
               1635 Greenbriar Drive
               Green Oaks, IL 60048

     The parties may from time to time designate a new address by notice given in accordance with this Section 8.14. Notice shall be considered to have been given when actually received by the addressee.

     8.15     Counterparts.  This Agreement may be executed in several
              ------------
     counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     8.16     Entire Agreement.  This Agreement forms the entire agreement
              ----------------
     between the parties hereto with respect to the subject matter contained in the Agreement and shall supersede all prior agreements, promises and representations regarding employment, compensation, severance or other payments contingent upon Termination of Employment, whether in writing or otherwise.

     8.17     Applicable Law.  This Agreement shall be interpreted and construed
              --------------
     in accordance with the laws of the State of Delaware, without regard to its choice of law principles.

     8.18     Survival of Executive's Rights.  All of Executive's rights
              ------------------------------
     hereunder, including his rights to compensation and benefits, shall survive the termination of Executive's employment, the termination of this Agreement, or both.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Agreement Date.

                                       WKI  HOLDING  COMPANY,  INC.

                                       By:   /s/  James Sharman
                                          ----------------------
                                       Its:
                                           ---------------------
                                       Date:  June 18, 2003
                                              ------------------

                                       WORLD  KITCHEN,  INC.

                                       By:
                                          ----------------------
                                       Its:
                                           ---------------------
                                       Date:
                                            --------------------

                                       EXECUTIVE:

                                         /s/  Douglas S. Arnold
                                       -------------------------
                                       Douglas S. Arnold

                                         June 18, 2003
                                       -------------------------
                                       Date